Exhibit 10.5.1

FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT

made by

GENERAC ACQUISITION CORP.

GPS CCMP MERGER CORP.

and certain Subsidiaries of GPS CCMP MERGER CORP.

in favor of

GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent

Dated as of November 10, 2006

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SCHEDULE 4.3 — FILINGS; OTHER ACTIONS

SCHEDULE 4.4 — NAME; JURISDICTION OF ORGANIZATION, ETC

SCHEDULE 4.5 — INVENTORY AND EQUIPMENT

SCHEDULE 4.7 — INVESTMENT PROPERTY

SCHEDULE 4.9 — INTELLECTUAL PROPERTY

SCHEDULE 4.10 — LETTERS OF CREDIT AND LETTERS OF CREDIT RIGHTS

SCHEDULE 4.11 — COMMERCIAL TORT CLAIMS

SCHEDULE 8.2 — NOTICES

EXHIBIT A — ACKNOWLEDGEMENT AND CONSENT

EXHIBIT B-1 — INTELLECTUAL PROPERTY SECURITY AGREEMENT

EXHIBIT B-2 — AFTER-ACQUIRED INTELLECTUAL PROPERTY SECURITY AGREEMENT

EXHIBIT C — CONTROL AGREEMENT (UNCERTIFICATED SECURITIES)

EXHIBIT D — ASSUMPTION AGREEMENT

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FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT, dated as of November 10, 2006, made by each of the signatories hereto (other than GSCP, but together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”), as administrative agent (in such capacity and together with its successors, the “Administrative Agent”) for (i) the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of November 10, 2006 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), among Generac Acquisition Corp., a Delaware corporation (“Holdings”), GPS CCMP Merger Corp., a Wisconsin corporation (the “Borrower”), the Lenders party thereto, J.P. Morgan Securities Inc. and GSCP, as joint bookrunners and joint lead arrangers (in each such capacity, the “Joint Lead Arrangers”), JPMorgan Chase Bank, N.A. as syndication agent (in such capacity, the “Syndication Agent”), and Barclays Bank PLC, as Documentation Agent (in such capacity and together with its successors, the “Documentation Agent”), and (ii) the other Secured Parties (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, pursuant to the First Lien Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the First Lien Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the First Lien Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the First Lien Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Joint Lead Arrangers, the Administrative Agent and the Lenders to enter into the First Lien Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.   DEFINED TERMS

1.1. Definitions.  (a)   Unless otherwise defined herein, terms defined in the First Lien Credit Agreement and used herein shall have the meanings given to them in the First

Lien Credit Agreement, and the following terms are used herein as defined in the New York UCC (and if defined in more than one Article of the New York UCC, such terms shall have the meanings given in Article 9 thereof): Accounts, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Deposit Account, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, Goods, Instruments, Inventory, Letter of Credit, Letter of Credit Rights, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b)   The following terms shall have the following meanings:

“Administrative Agent” shall have the meaning assigned to such term in the preamble.

“After-Acquired Intellectual Property” shall have the meaning assigned to such term in Section 5.9(k).

“Agreement” shall mean this First Lien Guarantee and Collateral Agreement, as the same may be amended, amended and restated, restated, supplemented or otherwise modified from time to time.

“Borrower” shall have the meaning assigned to such term in the preamble.

“Borrower Obligations” shall mean the collective reference to the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and reimbursement obligations in respect of amounts drawn under Letters of Credit and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of (x) the Borrower to the Joint Lead Arrangers, to any Agent, Lender, Issuing Bank or other Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the First Lien Credit Agreement, any other Loan Document, or the Letters of Credit or any other document made, delivered or given in connection herewith or therewith, and (y) any Grantor to any Lender Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with under any Specified Hedge Agreement, any Cash Management Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Joint Lead Arrangers, to any Agent or to any Lender that are required to be paid by any Grantor pursuant to the First Lien Credit Agreement or any other Loan Document) or otherwise; provided, that (i) obligations of the Borrower or any other Loan Party under any Specified Hedge Agreement or Cash Management Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as the obligations referred to in clause (x) above are so secured and guaranteed, (ii) any release of collateral or guarantors effected in the manner permitted by the First Lien Credit

Agreement or any other Loan Document shall not require the consent of holders of obligations under Specified Hedge Agreements or Cash Management Agreements and (iii) the amount of secured obligations under any Specified Hedge Agreements shall not exceed the net amount, including any net termination payments, that would be required to be paid to the counterparty to such Specified Hedge Agreement on the date of termination of such Specified Hedge Agreement.

“Cash Management Agreement” shall mean any agreement evidencing Cash Management Obligations entered into by any Loan Party.

“Co-Documentation Agents” shall have the meaning assigned to such term in the preamble.

“Collateral” shall have the meaning assigned to such term in Section 3.

“Collateral Account” shall mean (i) any collateral account established by the Administrative Agent as provided in Section 6.1 or Section 6.4 or (ii) any cash collateral account established as provided in Section 2.05(j) of the First Lien Credit Agreement.

“Collateral Account Funds” shall mean, collectively, the following:  all funds (including all trust monies) and investments (including all cash equivalents) credited to, or purchased with funds from, any Collateral Account and all certificates and instruments from time to time representing or evidencing such investments; all Money, notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of any Grantor in substitution for, or in addition to, any or all of the Collateral; and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the items constituting Collateral.

 “Contracts” shall mean all contracts and agreements between any Grantor and any other person (in each case, whether written or oral, or third party or intercompany) as the same may be amended, assigned, extended, restated, supplemented, replaced or otherwise modified from time to time including (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of any Grantor to damages arising thereunder and (iv) all rights of any Grantor to terminate and to perform and compel performance of, such Contracts and to exercise all remedies thereunder.

“Copyright Licenses” shall mean any agreement, whether written or oral, naming any Grantor as licensor or licensee (including those listed in Schedule 4.9(a) (as such schedule may be amended or supplemented from time to time)), granting any right in, to or under any Copyright, including the grant of rights to manufacture, print, publish, copy, import, export, distribute, exploit and sell materials derived from any Copyright.

“Copyrights”  shall mean (i) all copyrights arising under the laws of the United States, any other country, or union of countries, or any political subdivision of any of the foregoing, whether registered or unregistered and whether published or unpublished (including those listed in Schedule 4.9(a) (as such schedule may be amended or supplemented from time to time)), all registrations and recordings thereof, and all applications in connection therewith and rights corresponding thereto throughout the world, including all registrations, recordings and applications in the United States Copyright Office, and all Mask Works (as defined in 17 USC 901), (ii) the right to, and to obtain, all extensions and renewals thereof, and the right to sue for past, present and future infringements of any of the foregoing, (iii) all proceeds of the foregoing, including license, royalties, income, payments, claims, damages, and proceeds of suit and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“dollars” or “$” shall mean lawful money of the United States of America.

“Excluded Assets” shall mean: (i) the Excluded Foreign Subsidiary Equity Interests; (ii) any Equity Interests if, and to the extent that, and for so long as doing so would violate applicable law or, other than in the case of Wholly-Owned Subsidiaries, a contractual obligation binding on such Equity Interests; (iii) any assets acquired after the Closing Date, to the extent that, and for so long as, taking such actions would violate a contractual obligation binding on such assets that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets acquired with Indebtedness permitted pursuant to Section 6.01(h) of the First Lien Credit Agreement that is secured by a Lien permitted pursuant to Section 6.02(i) of the First Lien Credit Agreement); (iv) any lease, license, contract, property right or agreement to which any Grantor is a party or any of its rights or interests thereunder if and only for so long as the grant of a security interest hereunder shall constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided, however, that such security interest shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified above, (v) any property subject to a Lien permitted under Section 6.02(i) or 6.02(j) of the First Lien Credit Agreement, (vi) Deposit Accounts, Securities Accounts and all cash, cash equivalents and assets on deposit therein, (vii) vehicles and (viii) those assets with respect to which the Administrative Agent reasonably determines that the costs of obtaining security interests in which are excessive in relation to the value of the security afforded thereby.

“Excluded Foreign Subsidiary Equity Interests” shall mean (A) Equity Interests of any “first tier” Foreign Subsidiary owned by any Grantor in excess of 65% of the issued and outstanding Equity Interests of such Foreign subsidiary and (B) any issued and outstanding Equity Interests of any Foreign Subsidiary that is not a “first tier” Foreign Subsidiary owned by any Grantor.

“Excluded Perfection Assets” shall mean (i) Collateral for which the perfection of Liens thereon requires filings in or other actions under the laws of jurisdictions outside of the United States of America, any State, territory or dependency thereof or the District of Columbia, (ii) goods included in Collateral received by any Person from any Grantor for “sale or return” within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, to the extent of claims of creditors of such Person, (iii) Equipment constituting Fixtures, (iv) Collateral as to which actions required for perfection are permitted not to be taken pursuant to Section 5.02 hereof or Section 5.09(g) of the First Lien Credit Agreement and (v)

Deposit Accounts, Securities Accounts (other than the filing of a financing statement with respect thereto) and vehicles that are subject to the certificate of title laws in any state.

“First Lien Credit Agreement” shall have the meaning assigned to such term in the preamble.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Section 9-102(a)(42) of the New York UCC and, in any event, including with respect to any Grantor, all rights of such Grantor to receive any tax refunds, all Swap Agreements and all contracts, agreements, instruments and indentures and all licenses, permits, concessions, franchises and authorizations issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including (i) all rights of such Grantor to receive moneys due and to become due to it under or in connection with any such general intangibles, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to any such general intangibles, (iii) all rights of such Grantor to damages arising under or in connection with any such general intangibles and (iv) all rights of such Grantor to terminate and to perform and compel performance and to exercise all remedies under any such general intangibles.

“Grantors” shall have the meaning assigned to such term in the preamble.

“Guarantor Obligations” shall mean with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with (a) this Agreement (including Section 2) or any other Loan Document to which such Guarantor is a party to any Secured Party, (b) any Specified Hedging Agreement to any Lender Counterparty or (c) any Cash Management Agreement to any Lender Counterparty, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document); provided, that (i) obligations of the Guarantor under any Specified Hedge Agreement or Cash Management Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as the obligations referred to above are so secured and guaranteed, (ii) any release of collateral or guarantors effected in the manner permitted by the First Lien Credit Agreement or any other Loan Document shall not require the consent of holders of obligations under Specified Hedge Agreements or Cash Management Agreements and (iii) the amount of secured obligations under any Specified Hedge Agreements shall not exceed the net amount, including any net termination payments, that would be required to be paid to the counterparty to such Specified Hedge Agreement on the date of termination of such Specified Hedge Agreement..

“Guarantors” shall mean the collective reference to each Grantor other than the Borrower.

“Holdings” shall have the meaning assigned to such term in the preamble.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Administrative Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses, and all rights to sue at law or in equity for any past, present and future infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note” shall mean any promissory note evidencing loans made by any Grantor to Holdings, the Borrower or any of the Subsidiaries, including the Global Intercompany Note.

“Investment Property” shall mean the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any such investment property which is an Excluded Asset) including all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Securities Accounts, all Commodity Contracts and all Commodity Accounts, (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not otherwise constituting “investment property,” all Pledged Notes, all Pledged Equity Interests, all Pledged Security Entitlements and all Pledged Commodity Contracts.

“Issuers” shall mean the collective reference to each issuer of Pledged Collateral that is a Subsidiary.

“Joint Lead Arrangers” shall have the meaning assigned to such term in the preamble.

“Lenders” shall have the meaning assigned to such term in the preamble.

“Licensed Intellectual Property” shall have the meaning assigned to such term in Section 4.9(a).

 “New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

 “Obligations” shall mean (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

“Owned Intellectual Property” shall have the meaning assigned to such term in Section 4.9(a).

“Patent License” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use, import, export, distribute or sell any invention covered in whole or in part by a Patent, including any of the foregoing listed in Schedule 4.9(a) (as such schedule may be amended or supplemented from time to time).

“Patents” shall mean  (i) all letters of patent of the United States, any other country, union of countries or any political subdivision of any of the foregoing, all reissues and extensions thereof and all goodwill associated therewith, including any of the foregoing listed in Schedule 4.9(a) (as such schedule may be amended or supplemented from time to time), (ii) all applications for letters of patent of the United States or any other country or union of countries or any political subdivision of any of the foregoing and all divisions, continuations and continuations-in-part thereof, all improvements thereof, including any of the foregoing listed in Schedule 4.9(a) (as such schedule may be amended or supplemented from time to time), (iii) all rights to, and to obtain, any reissues or extensions of the foregoing and (iv) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Pledged Alternative Equity Interests” shall mean all interests (other than any such interests that are Excluded Assets) of any Grantor in participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include any Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests or Pledged Trust Interests.

“Pledged Collateral” shall mean the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Equity Interests.

“Pledged Commodity Contracts” shall mean all commodity contracts listed on Schedule 4.7(c) (as such schedule may be amended from time to time) and all other commodity contracts to which any Grantor is party from time to time.

“Pledged Debt Securities” shall mean all debt securities now owned or hereafter acquired by any Grantor, (other than any such debt securities that are Excluded Assets), including the debt securities listed on Schedule 4.7(b), (as such schedule may be amended or supplemented from time to time), together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and Pledged Alternative Equity Interests.

“Pledged LLC Interests” shall mean all interests of any Grantor now owned or hereafter acquired in any limited liability company (other than any such interests that are Excluded Assets), including all limited liability company interests listed on Schedule 4.7(a) hereto under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged Notes” shall mean all promissory notes now owned or hereafter acquired by any Grantor (other than any such promissory notes that are Excluded Assets), including those listed on Schedule 4.7(b) (as such schedule may be amended or supplemented from time to time) and all Intercompany Notes at any time issued to or held by any Grantor.

“Pledged Partnership Interests” shall mean all interests of any Grantor now owned or hereafter acquired in any general partnership, limited partnership, limited liability partnership or other partnership (other than any such interests that are Excluded Assets), including all partnership interests listed on Schedule 4.7(a) hereto under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged Security Entitlements” shall mean all security entitlements with respect to the financial assets listed on Schedule 4.7(c) (as such schedule may be amended from time to time) and all other security entitlements of any Grantor.

“Pledged Stock” shall mean all shares of capital stock (other than any such shares that are Excluded Assets) now owned or hereafter acquired by any Grantor, including all shares of capital stock listed on Schedule 4.7(a) hereto under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing.

“Pledged Trust Interests” shall mean all interests of any Grantor now owned or hereafter acquired in a Delaware business trust or other trust (other than any such interests that are Excluded Assets), including all trust interests listed on Schedule 4.7(a) hereto under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing.

“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable” shall mean all Accounts and any other right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance.  References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.

“Secured Parties” shall mean, collectively, the Joint Lead Arrangers, the Administrative Agent, the Lenders, the Issuing Banks and, with respect to any Specified Hedge Agreement or Cash Management Agreement, any Lender Counterparty.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Specified Hedge Agreement” shall mean any Swap Agreement entered into by (i) the Borrower or any of the Subsidiaries and (ii) a Lender Counterparty.

“Syndication Agent” shall have the meaning assigned to such term in the preamble.

“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right in, to or under any Trademark, including any of the foregoing referred to in Schedule 4.9(a) (as such schedule may be amended or supplemented from time to time).

“Trademarks” shall mean (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country, union of countries, or any political subdivision of any of the foregoing, or otherwise, and all common-law rights related thereto, including any of the foregoing listed in Schedule 4.9(a) (as such schedule may be amended or supplemented from time to time), (ii) the right to, and to obtain, all renewals thereof, (iii) the goodwill of the business symbolized by the foregoing, (iv) other source or business identifiers, designs and general intangibles of a like nature and (v) the right to sue for past, present and future infringements or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including royalties, income, payments, claims, damages and proceeds of suit.

“Trade Secret License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right in, to or under any Trade Secret.

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how (all of the foregoing being collectively called a “Trade

Secret”), whether or not reduced to a writing or other tangible form, including all documents and things embodying, incorporating or describing such Trade Secret, the right to sue for past, present and future infringements of any Trade Secret and all proceeds of the foregoing, including royalties, income, payments, claims, damages and proceeds of suit.

1.2. Other Definitional Provisions.  (a)   (a)  The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to the specific provisions of this Agreement unless otherwise specified.

(b)   The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)   Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to the property or assets such Grantor has granted as Collateral or the relevant part thereof.

(d)   The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to the Borrower Obligations or the Guarantor Obligations shall mean the payment in full, in immediately available funds, of all of the Borrower Obligations or the Guarantor Obligations, as the case may be, in each case, unless otherwise specified, other than indemnification and other contingent obligations not then due and payable.

(e)   The words “include,” “includes” and “including,” and words of similar import, shall not be limiting and shall be deemed to be followed by the phrase “without limitation.”

SECTION 2.  GUARANTEE

2.1. Guarantee.

(a)   Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b)   If and to the extent required in order for the Obligations of any Guarantor to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of such Guarantor hereunder shall be limited to the greatest amount which can lawfully be guaranteed by such Guarantor under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising under Section 2.2.  Each Guarantor acknowledges and agrees that, to the extent not prohibited by applicable law, (i) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right under such laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability under this Agreement, (ii) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right to enforce the limitation set forth in this Section 2.1(b) or to reduce, or request judicial relief reducing, the amount of its liability under this Agreement, and (iii) the limitation set forth in this Section 2.1(b) may be enforced only to the extent required under such laws in order for the obligations of such Guarantor under this Agreement to be enforceable under such laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of such Guarantor or other person entitled, under such laws, to enforce the provisions thereof.

(c)   Each Guarantor agrees that the Borrower Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 2.1(b) without, to the extent permitted by applicable law, impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.

(d)   The guarantee contained in this Section 2 shall remain in full force and effect until payment in full of the Obligations, notwithstanding that from time to time during the term of the First Lien Credit Agreement the Borrower may be free from any Borrower Obligations.

(e)   No payment made by the Borrower, any of the Guarantors, any other guarantor or any other person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations (other than Obligations in respect of any Specified Hedge Agreement or Cash Management Agreement) are paid in full, no letter of credit shall be outstanding under the First Lien Credit Agreement and all commitments to extend credit under the First Lien Credit Agreement shall have been terminated or have expired.

2.2. Rights of Reimbursement, Contribution and Subrogation.  In case any payment is made on account of the Obligations by any Grantor or is received or collected on account of the Obligations from any Grantor or its property:

(a)   If such payment is made by the Borrower or from its property, then, if and to the extent such payment is made on account of Obligations arising from or relating to a Loan or other extension of credit made to the Borrower or a Letter of Credit issued for the account of the Borrower, the Borrower shall not be entitled (i) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (ii) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other person, including any other Grantor or its property.

(b)   If such payment is made by a Guarantor or from its property, such Guarantor shall be entitled, subject to and upon payment in full of the Obligations, (i) to demand and enforce reimbursement for the full amount of such payment from the Borrower and (ii) to demand and enforce contribution in respect of such payment from each other Guarantor that has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by a court of competent jurisdiction.

(c)   Until all amounts owing to the Administrative Agent by the Borrower on account of the Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated, notwithstanding Sections 2.2(a) and 2.2(b), no Grantor shall be entitled, to be subrogated (equally and ratably with all other Grantors entitled to reimbursement or contribution from any other Grantor as set forth in this Section 2.2) to any security interest that may then be held by the Administrative Agent upon any Collateral granted to it in this Agreement nor shall any Grantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Grantor in respect of payments made by any Grantor hereunder.  Such right of subrogation shall be enforceable solely against the Grantors, and not against the Secured Parties, and neither the Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation.  If subrogation is demanded by any Grantor, then (and only after payment in full of the Obligations) the Administrative Agent shall deliver to the Grantors making such demand, or to a representative of such Grantors or of the Grantors generally, an instrument reasonably satisfactory to the Administrative Agent transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Administrative Agent.

(d)   All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Grantor as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full of all of the Obligations.  Until payment in full of the Obligations, no Grantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim.  If any such payment or distribution is made or becomes available to any Grantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Obligations.  If any such payment or distribution is received by any Grantor, it shall be held by such Grantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Grantor to the Administrative Agent, in the exact form received and, if necessary, duly endorsed.

(e)   The obligations of the Grantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2 and the provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the Secured Parties for the full amount guaranteed by such Guarantor hereunder.  The invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property.  The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

(f)   Each Grantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Grantor, but (i) the exercise and enforcement of such rights shall be subject to Section 2.2(d) and (ii) neither the Administrative Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right, except as provided in the last sentence of Section 2.2(c).

2.3. Amendments, etc. with respect to the Borrower Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the First Lien Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the parties thereto may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released.  No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.4. Guarantee Absolute and Unconditional.  Each Guarantor waives, to the extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  Each Guarantor waives, to the extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations.  Each Guarantor understands and agrees, to the extent permitted by applicable law, that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the First Lien Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by the Borrower or any other person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.5. Reinstatement.  The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.6. Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the office of the Administrative Agent as specified in the First Lien Credit Agreement.

SECTION 3.  GRANT OF SECURITY INTEREST;

CONTINUING LIABILITY UNDER COLLATERAL

(a)   Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the personal property of such Grantor, including the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(i)            all Accounts;

(ii)           all Chattel Paper;

(iii)          all Collateral Accounts and all Collateral Account Funds;

(iv)          all Commercial Tort Claims from time to time specifically described on Schedule 4.11;

(v)           all Contracts;

(vi)          all Documents;

(vii)         all Equipment;

(viii)        all Fixtures

(ix)           all General Intangibles;

(x)            all Goods

(xi)           all Instruments;

(xii)          all Insurance;

(xiii)         all Intellectual Property;

(xiv)        all Inventory;

(xv)         all Investment Property;

(xvi)        all Letters of Credit and Letter of Credit Rights;

(xvii)       all Money;

(xviii)      all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time pertain to or evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(xix)         to the extent not otherwise included, all other personal property, whether tangible or intangible, of the Grantor and all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any person with respect to any of the foregoing;

provided that, notwithstanding any other provision set forth in this Section 3, Collateral shall not include, and this Agreement shall not, at any time, constitute a grant of a security interest in any property that is, at such time, an Excluded Asset.

(b)   Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under and in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Administrative Agent or any other Secured Party, (ii) each Grantor shall remain liable under and each of the agreements included in the Collateral, including any Receivables, any Contracts and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related hereto nor shall the Administrative Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including any agreements relating to any Receivables, any Contracts or any agreements relating to Pledged Partnership Interests or Pledged LLC Interests and (iii) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, including any agreements relating to any Receivables, any Contracts and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests.

SECTION 4.  REPRESENTATIONS AND WARRANTIES

To induce the Joint Lead Arrangers, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Lenders to enter into the First Lien Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Secured Parties that:

4.1. Representations in First Lien Credit Agreement.  In the case of each Guarantor (other than Holdings), the representations and warranties set forth in Article III of the First Lien Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct as of the date hereof in all material respects, and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein.

4.2. Title; No Other Liens.  Such Grantor owns each item of the Collateral free and clear of any and all Liens, including Liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as grantor under a security agreement entered into by another person, except for Liens permitted by Section 6.02 of the First Lien Credit Agreement.

4.3. Perfected First Priority Liens.  The security interests (other than security interests in Excluded Perfection Assets) granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 4.3 (all of which, in the case of all filings and other documents referred to on such Schedule have been delivered to the Administrative Agent in duly completed and duly executed form, as applicable, and may be filed by the Administrative Agent at any time) and payment of all filing fees, will constitute valid fully perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations and (b) are prior to all other Liens on the Collateral, except for Liens expressly permitted by Section 6.02 of the First Lien Credit Agreement.  Without limiting the foregoing, each Grantor has taken all actions necessary (except with respect to Excluded Perfection Assets), including those specified in Section 5.2 to (i) establish the Administrative Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the New York UCC) over any portion of the Investment Property constituting Certificated Securities, Uncertificated Securities, Securities Entitlements or Commodity Accounts (each as defined in the New York UCC), (ii) establish the Administrative Agent’s “control” (within the meaning of Section 9-107 of the New York UCC) over all Letter of Credit Rights, (iii) establish the Administrative Agent’s control (within the meaning of Section 9-105 of the New York UCC) over all Electronic Chattel Paper and (iv) establish the Administrative Agent’s “control” (within the meaning of Section 16 of the Uniform Electronic Transaction Act as in effect in the applicable jurisdiction “UETA”) over all “transferable records” (as defined in UETA).

4.4. Name; Jurisdiction of Organization, etc.  On the date hereof, such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4.4.  On the date hereof, each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.  On the date hereof, except as specified on Schedule 4.4, no such Grantor has changed its name, jurisdiction of organization, chief executive office or sole place of business in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as a grantor under a security agreement (other than in respect of a Lien permitted by Section 6.02 of the First Lien Credit Agreement) entered into by another person, which has not heretofore been terminated.

4.5. Inventory and Equipment.  None of the Inventory or Equipment that is included in the Collateral is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the New York UCC) therefor or is otherwise in the possession of any bailee or warehouseman.

4.6. Farm Products.  None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.7. Investment Property.  (a)  Schedule 4.7(a) hereto (as such schedule may be amended or supplemented from time to time by notice from one or more Grantors to the Administrative Agent) sets forth under the headings “Pledged Stock,” “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such schedule.  Schedule 4.7(b) (as such schedule may be amended or supplemented from time to time by notice from one or more Grantors to the Administrative Agent) sets forth under the heading “Pledged Debt Securities” or “Pledged Notes” all of the Pledged Debt Securities and Pledged Notes owned by any Grantor, and except as set forth on Schedule 4.7(b) (as such schedule may be amended or supplemented from time to time by notice from one or more Grantors to the Administrative Agent) all of such Pledged Debt Securities and Pledged Notes have been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and constitutes all of the issued and outstanding inter-company indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor; provided, however, that representations set forth in this sentence shall be limited in the case of Pledged Equity Interests or Pledged Debt Securities not issued by Loan Parties to the knowledge of such Grantor.  Schedule 4.7(c) hereto (as such schedule may be amended from time to time by notice from one or more Grantors to the Administrative Agent) sets forth under the heading “Commodities Accounts” all of the “Commodities Accounts” in which each Grantor has an interest and in which the value of each such account is in excess of $1,000,000.  Each Grantor is the sole entitlement holder or customer of each such account, and no Grantor has consented to or is otherwise aware of any person having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the New York UCC) over, or any other interest in, Commodity Account, in each case in which such Grantor has an interest, or any commodities or other property credited thereto.

(b)  The shares of Pledged Equity Interests pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of Equity Interests in each Issuer owned by such Grantor (other than any Equity Interests that are Excluded Assets).

(c)  The Pledged Equity Interests issued by any Subsidiary have been duly and validly issued and are fully paid and nonassessable (except for shares of any unlimited liability company which are assessable in certain circumstances).

(d)  None of the terms of any uncertificated Pledged LLC Interests and Pledged Partnership Interests expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the “issuer’s jurisdiction” of each Issuer thereof (as such term is defined in the Uniform Commercial Code in effect in such jurisdiction).

(e)  All other certificated Pledged LLC Interests and Pledged Partnership Interests, if any, do not expressly provide that they are “securities” for purposes of Section 8-103(c) of the Uniform Commercial Code as in effect in any relevant jurisdiction.

(f)  Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other person, except Liens permitted by Section 6.02 of the First Lien Credit Agreement, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.

(g)  Each Issuer that is not a Grantor hereunder has executed and delivered to the Administrative Agent an Acknowledgment and Consent, in substantially the form of Exhibit A, to the pledge of the Pledged Collateral pursuant to this Agreement.

4.8. Receivables.  No amount payable to such Grantor under or in connection with any Receivable that is included in the Collateral is evidenced by any Instrument or Tangible Chattel Paper with a value in excess of $1,000,000 which has not been delivered to the Administrative Agent or constitutes Electronic Chattel Paper that has not been subjected to the control (within the meaning of Section 9-105 of the New York UCC) of the Administrative Agent.

4.9. Intellectual Property.  (a)  Schedule 4.9(a) lists all material Intellectual Property which is registered with a Governmental Authority or is the subject of an application for registration and all material unregistered Intellectual Property (other than unregistered Copyrights), in each case which is owned by such Grantor in its own name on the date hereof (collectively, the “Owned Intellectual Property”).  Except as set forth in Schedule 4.9(a) and except as would not reasonably be expected to have a Material Adverse Effect, such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to all such Owned Intellectual Property and is otherwise entitled to use, and grant to others the right to use, all such Owned Intellectual Property subject only to the license terms of the licensing or franchise agreements referred to in paragraph (c) below.  Such Grantor has the right to use all Intellectual Property which it uses in its business, but does not own (collectively, the “Licensed Intellectual Property”).

(b)  On the date hereof, all Owned Intellectual Property and, to such Grantor’s knowledge, all Licensed Intellectual Property (collectively, the “Material Intellectual Property”), is subsisting, unexpired and has not been abandoned, except as would not reasonably be expected to have a Material Adverse Effect.  Neither the operation of such Grantor’s business as currently conducted or as contemplated to be conducted nor the use of the Intellectual Property in connection therewith conflicts with, infringes, misappropriates, dilutes, misuses or otherwise violates the intellectual property rights of any other person, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(c)  Except as set forth in Schedule 4.9(c), on the date hereof (i) none of the Material Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor and (ii) there are no other agreements, obligations, orders or judgments which materially affect the use of any Material Intellectual Property.

(d)  The rights of such Grantor in or to the Material Intellectual Property do not conflict with or infringe upon the rights of any third party, and no claim has been asserted that the use of such Intellectual Property does or may infringe upon the rights of any third party except in each case as would not reasonably be expected to have a Material Adverse Effect.

(e)  No action or proceeding is pending, or, to such Grantor’s knowledge, threatened, on the date hereof (i) seeking to limit, cancel or question any Owned Intellectual Property, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by such Grantor infringe any patent, trademark, copyright, or any other right of any other person or (iii) alleging that any Material Intellectual Property is being licensed, sublicensed or used in violation of any intellectual property or any other right of any other person, in each case, which would reasonably be expected to have a material adverse effect on the value of the Collateral, taken as a whole.  On the date hereof, to such Grantor’s knowledge, except as set forth on Schedule 4.9(f) no person is engaging in any activity that infringes upon, or is otherwise an unauthorized use of, any Material Intellectual Property or upon the rights of such Grantor therein.  Except as set forth in Schedule 4.9(f) as of the date hereof, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any person with respect to any part of the Material Intellectual Property.  The consummation of the transactions contemplated by this Agreement (including the enforcement of remedies) will not result in the termination or impairment of any of the Material Intellectual Property the loss of which would be reasonably likely to have a Material Adverse Effect.

(f)  To such Grantor’s knowledge, with respect to each Copyright License, Trademark License, Trade Secret License and Patent License which relates to Material Intellectual Property or the loss of which could otherwise have a Material Adverse Effect:  (i) such license is in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such license will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein, nor will the grant of such rights and interests constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license; (iii) such Grantor has not received any notice of termination or cancellation under such license; (iv) such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; (v) such Grantor has not granted to any other person any rights, adverse or otherwise, under such license; and (vi) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license, except in each case as would not have a material adverse effect on the value of the Collateral, taken as a whole.

(g)  Except in each case as would not reasonably be expected to have a Material Adverse Effect, (i) none of the Trade Secrets of such Grantor that are material to its business have been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other person; (ii) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (iii) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property.

(h)  Such Grantor has made all filings and recordations necessary to adequately protect (in its reasonable business judgment) its interest in its Material Intellectual Property, including recordation of its interests in the Patents and Trademarks with the United States Patent and Trademark Office and in corresponding national and international patent offices, and recordation of any of its interests in the Copyrights with the United States Copyright Office and in corresponding national and international copyright offices.

(i)  Except as would not reasonably be expected to have a Material Adverse Effect, such Grantor has taken all commercially reasonable steps to use consistent standards of quality in the manufacture, distribution and sale of all products sold and provision of all services provided under or in connection with any item of Intellectual Property and has taken all reasonable steps to ensure that all licensed users of any kind of Intellectual Property use such consistent standards of quality.

(j)  Except as would not reasonably be expected to have a Material Adverse Effect, no Grantor is subject to any settlement or consents, judgment, injunction, order, decree, covenants not to sue, non-assertion assurances or releases that would impair the validity or enforceability of, or such Grantor’s rights in, any Material Intellectual Property.

4.10.     Letters of Credit and Letter of Credit Rights.  No Grantor is a beneficiary or assignee under any letter of credit with a face amount in excess of $1,000,000 (including any “Letter of Credit”) other than the letters of credit described on Schedule 4.10 (as such schedule may be amended or supplemented from time to time).  With respect to any letters of credit in excess of $1,000,000 in face amount that are by their terms transferable, each Grantor has caused (or, in the case of the letters of credit that are specified on Schedule 4.10 on the date hereof in excess of $1,000,000 in face amount, will use commercially reasonable efforts to cause) all issuers and nominated persons under letters of credit in which the Grantor is the beneficiary or assignee to consent to the assignment of such letter of credit to the Administrative Agent and has agreed that upon the occurrence of an Event of Default it shall cause all payments thereunder to be made to the Collateral Account.  With respect to any letters of credit in excess of $1,000,000 in face amount that are not transferable, each Grantor shall obtain (or, in the case of the letters of credit that are specified on Schedule 4.10 on the date hereof in excess of $1,000,000 in face amount, use commercially reasonable efforts to obtain) the consent of the issuer thereof and any nominated person thereon to the assignment of the proceeds of the released letter of credit to the Administrative Agent in accordance with Section 5-114(c) of the New York UCC.

4.11.     Commercial Tort Claims.  No Grantor has any Commercial Tort Claims as of the date hereof in excess of $1,000,000 and, except as specifically described on Schedule 4.11 (as such schedule may be amended or supplemented from time to time), no Grantor has any Commercial Tort Claims after the date hereof in excess of $1,000,000.

SECTION 5.  COVENANTS

Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full, and all commitments to extend credit under the First Lien Credit Agreement shall have expired or been terminated:

5.1. Covenants in First Lien Credit Agreement.  Each Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

5.2. Delivery and Control of Certain Collateral.  (a)  If any of the Collateral is or shall become evidenced or represented by any Certificated Security or Tangible Chattel Paper, such Certificated Security or Tangible Chattel Paper shall be delivered promptly to the Administrative Agent, duly endorsed, if applicable, in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement, and all of such property owned by any Grantor as of the Closing Date shall be delivered on the Closing Date.  Any Pledged Collateral evidenced or represented by any Instrument or Negotiable Document shall be delivered promptly to the Administrative Agent, duly endorsed, if applicable, in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement, and all of such property owned by any Grantor as of the Closing Date shall be delivered on the Closing Date. Notwithstanding the foregoing, no Instrument, Tangible Chattel Paper, Pledged Debt Security constituting a Certificated Security or Negotiable Document shall be required to be delivered to the Administrative Agent pursuant to this clause (a) if the value thereof is less than $1,000,000 individually or $5,000,000 in the aggregate.

(b)  If any of the Collateral is or shall constitute “Electronic Chattel Paper” (under Article 9 of the UCC) such Grantor shall ensure (to the Administrative Agent’s reasonable satisfaction) that (i) a single authoritative copy exists which is unique, identifiable, unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) such authoritative copy identifies the Administrative Agent as the assignee and is communicated to and maintained by the Administrative Agent or its designee, (iii) copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Administrative Agent, (iv) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision; provided that such actions shall not be required to be taken until the aggregate face amount of the Electronic Chattel Paper included in the Collateral exceeds $1,000,000.

(c)  If any Collateral with a value in excess of $1,000,000 shall become evidenced or represented by an Uncertificated Security, such Grantor shall cause the Issuer thereof either (i) to register the Administrative Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Administrative Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Administrative Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit C, or such other form as may be reasonably agreed to by the Administrative Agent, and such actions shall be taken on or prior to the Closing Date with respect to any Uncertificated Securities owned as of the Closing Date by any Grantor.

(d)  If any of the Collateral is or shall become evidenced or represented by a Commodity Contract, such Grantor shall cause the Commodity Intermediary with respect to such Commodity Contract to agree in writing with such Grantor and the Administrative Agent that such Commodity Intermediary will apply any value distributed on account of such Commodity Contract as directed by the Administrative Agent without further consent of such Grantor, such agreement to be in the form reasonably agreed to by the Administrative Agent.

(e)  In the case of any transferable letters of credit with a face amount in excess of $1,000,000, such Grantor shall use commercially reasonable efforts to obtain the consent of any issuer thereof to the transfer of such letter of credit to the Administrative Agent.  In the case of any other letter of credit rights in excess of $1,000,000 such Grantor shall use commercially reasonable efforts to obtain the consent of the issuer thereof and any nominated person thereon to the assignment of the proceeds of the related letter of credit in accordance with Section 5-114(c) of the New York UCC.

5.3. Maintenance of Insurance.   Such Grantor will maintain insurance on all its property in compliance with Section 5.02 of the First Lien Credit Agreement.

5.4. Maintenance of Perfected Security Interest; Further Documentation.  Such Grantor shall maintain each of the security interests created by this Agreement as a security interest having at least the perfection and priority described in Section 4.3 and shall defend such security interest against the claims and demands of all persons whomsoever except as otherwise permitted by Section 6.02 of the First Lien Credit Agreement, subject to the provisions of Section 8.15.

(b)  At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property subject to the requirements of Section 5.2 and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

5.5. Changes in Locations, Name, Jurisdiction of Incorporation, etc.  Such Grantor shall give 10 days’ written notice to the Administrative Agent and delivery to the Administrative Agent of duly authorized and, where required, executed copies of all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein after any of the following:

(i)            a change in its legal name, jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 4.4; or

(i)            a change in its legal name, identity or structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

5.6. Investment Property.  (a)  If such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests in any issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Equity Interests, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power or similar instrument of transfer covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations.  If an Event of Default shall occur and be continuing, (i) any sums paid upon or in respect of the Pledged Equity Interests upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations and (ii) in case any distribution of capital shall be made on or in respect of the Pledged Equity Interests or any property shall be distributed upon or with respect to the Pledged Equity Interests pursuant to the recapitalization or reclassification of the capital of any issuer thereof or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations.  If any sums of money or property so paid or distributed in respect of the Pledged Equity Interests shall be received by such Grantor, such Grantor shall, until such money, to the extent required pursuant to (i) above, or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b)  Without the prior written consent of the Administrative Agent, such Grantor shall not (i) vote to enable, or take any other action to permit, any issuer of Pledged Equity Interests to issue any stock, partnership interests, limited liability company interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock, partnership interests, limited liability company interests or other equity securities of any nature of any such issuer (except, in each case, pursuant to a transaction expressly permitted by the First Lien Credit Agreement), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property constituting Collateral or Proceeds thereof or any interest therein (except, in each case, pursuant to a transaction permitted by the First Lien Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or any Lien permitted thereon pursuant to Section 6.02 of the First Lien Credit Agreement, (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof or any interest therein or except as permitted by the First Lien Credit Agreement, or (v) cause or permit any Issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the New York UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the New York UCC; provided, however, notwithstanding the foregoing, if any Issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the provisions in this clause (v), such Grantor shall promptly notify the Administrative Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Administrative Agent’s “control” thereof.

(c)  In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it shall be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and shall comply with such terms insofar as such terms are applicable to it, (ii) it shall notify the Administrative Agent concurrently with delivery of the financial statements required under Section 5.04(b) of the First Lien Credit Agreement in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Pledged

Collateral issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Collateral issued by it.  In addition, each Grantor which is either an Issuer or an owner of any Pledged Collateral hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Administrative Agent and to the transfer of any Pledged Collateral to the Administrative Agent or its nominee following an Event of Default and to the substitution of the Administrative Agent or its nominee as a partner, member or shareholder of the Issuer of the related Pledged Collateral.

5.7. Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect (a)  Such Grantor (either itself or through licensees) shall (i) to the extent commercially reasonable, continue to use each Trademark material to its business on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark and take all necessary steps to ensure that all licensed users of such Trademark maintain as in the past such quality, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and the Intellectual Property Security Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark could reasonably be expected to become invalidated or impaired in any way.

(b)  Such Grantor (either itself or through licensees) shall not do any act, or omit to do any act, whereby any Patent owned by such Grantor material to its business could reasonably be expected to become forfeited, abandoned or dedicated to the public.

(c)  Such Grantor (either itself or through licensees) (i) shall employ each Copyright material to its business and (ii) shall not (and shall not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of such Copyrights could reasonably be expected to become invalidated or otherwise impaired.  Such Grantor shall not (either itself or through licensees) do any act whereby any material portion of such Copyrights could reasonably be expected to fall into the public domain.

(d)  Such Grantor (either itself or through licensees) shall not knowingly do any act that uses any Material Intellectual Property to infringe, misappropriate or violate the intellectual property rights of any other person in any material respect.

(e)  Such Grantor (either itself or through licensees) shall use proper statutory notice in connection with the use of the Material Intellectual Property.

(f)  Such Grantor shall notify the Administrative Agent promptly if it knows, or has reason to know, that any application or registration relating to any Material

Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any Material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(g)  Promptly upon such Grantor’s acquisition or creation of any copyrightable work, invention, trademark or other similar property that is material to the business of such Grantor, apply for registration thereof with the United States Copyright Office, the United States Patent and Trademark Office and any other appropriate office.  Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property that is material to the business of such Grantor with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within 45 days after the last day of the fiscal quarter in which such filing occurs (or 110 days if such filing occurs in the fourth fiscal quarter of a fiscal year).  Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Secured Parties’ security interest in any Copyright, Patent, Trademark or other Intellectual Property of such Grantor and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(h)  Such Grantor shall take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of Intellectual Property material to its business, including the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(i)  Such Grantor (either itself or through licensees) shall not, without the prior written consent of the Administrative Agent, discontinue use of or otherwise abandon any of its Intellectual Property, or abandon any application or any right to file an application for letters patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor’s business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect and, in which case, such Grantor shall give prompt notice of any such abandonment to the Administrative Agent in accordance herewith.

(j)  In the event that such Grantor reasonably believes that any Intellectual Property material to its business is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

(k)  Such Grantor agrees that, should it obtain an ownership interest in any item of intellectual property which is not, as of the Closing Date, a part of the Intellectual Property Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Section 3 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property, and in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Intellectual Property Collateral, (iii) it shall give, within 45 days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest (or 110 days if such filing occurs in the fourth fiscal quarter of a fiscal year), written notice thereof to the Administrative Agent in accordance herewith, and (iv) it shall provide the Administrative Agent within 45 days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest (or 90 days if such filing occurs in the fourth fiscal quarter of a fiscal year) with an amended Schedule 4.9(a) and take the actions specified in 5.8(m).

(l)  Such Grantor agrees to execute an Intellectual Property Security Agreement with respect to its Intellectual Property in substantially the form of Exhibit B-1 in order to record the security interest granted herein to the Administrative Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authority.

(m)  Such Grantor agrees to execute an After-Acquired Intellectual Property Security Agreement with respect to its After-Acquired Intellectual Property in substantially the form of Exhibit B-2 in order to record the security interest granted herein to the Administrative Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office and any other applicable Governmental Authority.

(n)  Such Grantor shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets material to its business, including entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents.

5.8. Commercial Tort Claims.  Such Grantor shall advise the Administrative Agent concurrently with delivery of the financial statements required under Section 5.04(b) of the First Lien Credit Agreement of any Commercial Tort Claim held by such Grantor in excess of $1,000,000 and shall promptly execute a supplement to this Agreement in form and substance reasonably satisfactory to the Administrative Agent to grant a security interest in such

Commercial Tort Claim to the Administrative Agent for the ratable benefit of the Secured Parties.

SECTION 6.  REMEDIAL PROVISIONS

6.1. Certain Matters Relating to Receivables.  (a)  Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall have the right (but shall in no way be obligated) to make test verifications of the Receivables that are included in the Collateral in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications.  At any time and from time to time following the occurrence and during the continuance of any Event of Default, upon the Administrative Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b)  The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, subject to the Administrative Agent’s direction and control, and each Grantor hereby agrees to continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable and any Supporting Obligation, in each case, at its own expense; provided, however, that the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)  At the Administrative Agent’s reasonable request after the occurrence and during the continuance of any Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables that are included in the Collateral, including all original orders, invoices and shipping receipts.

6.2. Communications with Obligors; Grantors Remain Liable.

(a)  The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables or Contracts.

(b)  At any time after the occurrence and during the continuance of any Event of Default, the Administrative Agent may at any time notify, or require any Grantor to so notify, the Account Debtor or counterparty on any Receivable or Contract of the security interest of the Administrative Agent therein.  In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the Account Debtor or counterparty to make all payments under the Receivables and/or Contracts directly to the Administrative Agent;

(c)  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3. Pledged Collateral.  (a)  Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes, to the extent permitted in the First Lien Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Collateral.

(b)  If an Event of Default shall occur and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its rights pursuant to this Section 6.3(b):  (i)  all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights, (ii) the Administrative Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Property to its name or the name of its nominee or agent and (iii) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Administrative Agent may determine.  In addition, the Administrative Agent shall have the right at any time after the occurrence and during the continuance of any Event of Default, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Property for certificates or instruments of smaller or larger denominations.  In order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto after the occurrence and during the continuance of any Event of Default and to receive all dividends and other distributions which it may be entitled to receive hereunder each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and each Grantor acknowledges that the Administrative Agent may utilize the power of attorney set forth herein.

(c)  Each Grantor hereby authorizes and instructs each Issuer of any Pledged Collateral pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) upon any such instruction following the occurrence and during the continuance of an Event of Default, pay any dividends or other payments with respect to the Investment Property, including Pledged Collateral, directly to the Administrative Agent.

6.4. Proceeds to be Turned Over To Administrative Agent.  In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, cash equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon demand, be turned over to the Administrative Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Administrative Agent, if required).  All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5. Application of Proceeds.  At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of the net Proceeds (after deducting fees and expenses as provided in Section 6.6) constituting Collateral realized through the exercise by the Administrative Agent of its remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

First, to the Administrative Agent, to pay incurred and unpaid fees and expenses of the Secured Parties under the Loan Documents;

Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

Fourth, any balance of such Proceeds remaining after the Obligations shall have been paid in full, no letters of credit issued under the First Lien Credit Agreement shall be outstanding and the Commitments under the First Lien Credit Agreement shall have terminated or expired shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

6.6. Code and Other Remedies.  (a)  If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or its rights under any other applicable law or in equity.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall, to the extent permitted by law, constitute reasonable notification.  The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral.  The Administrative Agent may specifically disclaim or modify any warranties of title or the like.  This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral.  Each Grantor agrees that it would not be commercially unreasonable for the Administrative Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  Each Grantor hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere upon the occurrence and during the continuance of any Event of Default.  The Administrative Agent shall have the right to enter onto the property where any Collateral is located and take possession thereof with or without judicial process.

(b)  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including reasonable attorneys’ fees and disbursements to the extent required to be paid in accordance with the First Lien Credit Agreement, to the payment in whole or in part of the Obligations and only after such application and after the payment by the Administrative Agent of any other  required by any provision of law, including Section 9-615(a) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor.  If the Administrative Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Administrative Agent and applied to indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the Grantor shall be credited with proceeds of the sale.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder.

(c)  Upon the occurrence and during the continuance of any Event of Default, in the event of any disposition of any of the Intellectual Property, the goodwill of the business connected with and symbolized by any Trademarks subject to such disposition shall be included, and the applicable Grantor shall supply the Administrative Agent or its designee with such Grantor’s know-how and expertise, and with documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property subject to such disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.

6.7. Registration Rights.  (a)  If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Equity Interests or the Pledged Debt Securities pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor shall use commercially reasonable efforts to cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Administrative Agent, necessary or advisable to register the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are reasonably necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto.  Each Grantor agrees to use commercially reasonable efforts to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b)  Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Equity Interests or the Pledged Debt Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests or the Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)  Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests or the Pledged Debt Securities pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties, that the

Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees, to the extent permitted by applicable law, not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the First Lien Credit Agreement or a defense of payment.

6.8. Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

SECTION 7.  THE ADMINISTRATIVE AGENT

7.1. Administrative Agent’s Appointment as Attorney-in-Fact, etc.  (a)  Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)         in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii)        in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)       pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)       execute, in connection with any sale provided for in Section 6.7 or 6.8, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)        (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that, except as provided in Section 7.1(b), it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)  If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)  The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Loans that are ABR Loans under the First Lien Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand; provided, however, that unless an Event of Default has occurred and is continuing, the Administrative Agent shall not exercise this power without first making demand on such Grantor and the Grantor failing to immediately comply therewith.

(d)  Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2. Duty of Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.  Neither the Administrative Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers.  The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.

7.3. Execution of Financing Statements.  Each Grantor acknowledges that pursuant to Section 9-509(b) of the New York UCC and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral, in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Administrative Agent under this Agreement.  Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Security Documents or as “all assets” or “all personal property,” whether now owned or hereafter existing or acquired or such other description as the Administrative Agent, in its sole judgment, determines is necessary or advisable.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

7.4. Authority of Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the First Lien Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.5. Appointment of Co-Collateral Agents.  At any time or from time to time, in order to comply with any applicable requirement of law, the Administrative Agent may appoint another bank or trust company or one of more other persons, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Administrative Agent, include provisions for indemnification and similar protections of such co-agent or separate agent).

SECTION 8.  MISCELLANEOUS

8.1. Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Administrative Agent, subject to any consents required under Section 9.08 of the First Lien Credit Agreement; provided that any provision of this Agreement imposing obligations on any Grantor may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent.

8.2. Notices.  All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.01 of the First Lien Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 8.2.

8.3. No Waiver by Course of Conduct; Cumulative Remedies.  No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4. Enforcement Expenses; Indemnification.  (a)  Each Grantor agrees to pay or reimburse each Secured Party for all its reasonable costs and expenses incurred in collecting against such Grantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including the fees and disbursements of counsel to each Secured Party and of counsel to the Administrative Agent.

(b)  Each Grantor agrees to pay, and to hold the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)  Each Grantor agrees to pay, and to hold the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.05 of the First Lien Credit Agreement.

(d)  The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the First Lien Credit Agreement and the other Loan Documents.

8.5. Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent, and any attempted assignment without such consent shall be null and void.

8.6. Set-Off.  Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the First Lien Credit Agreement, any other Loan Document or otherwise, as such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  Each Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of set-off) which such Secured Party may have.

8.7. Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8. Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9. Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10.     Integration.  This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11.     APPLICABLE LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

8.12.     Submission to Jurisdiction; Waivers.  Each Grantor and the Administrative Agent hereby irrevocably and unconditionally:

(a)  submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any Lender, the Administrative Agent or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Holdings, the Borrower or any Loan Party or their properties in the courts of any jurisdiction;

(b)  waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court; and

(c)  agrees that service of all process in any such proceeding  in any such court may be made by registered or certified mail, return receipt requested at its address provided in Section 9.01 agrees that service as so provided in is sufficient to confer personal jurisdiction over the applicable credit party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and agrees that agents and lenders retain the right to serve process in any other manner permitted by law or to bring proceedings against any credit party in the courts of any other jurisdiction.

8.13.     Acknowledgments.  Each Grantor hereby acknowledges that:

(a)  it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)  no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.14.     Additional Grantors.  Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.09 of the First Lien Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Exhibit D hereto.

8.15.     Releases.  (a)  At such time as the Loans and the other Obligations (other than contingent reimbursement or indemnification obligations) shall have been paid in full, the commitments under the First Lien Credit Agreement have been terminated or expired and no letter of credit issued under the First Lien Credit Agreement shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)  The obligations of Guarantors that are Subsidiaries and the security interests created hereunder shall be subject to release in accordance with Section 9.17 of the First Lien Credit Agreement.

(c)  Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the New York UCC.

8.16.     WAIVER OF JURY TRIAL.  EACH GRANTOR AND THE ADMINISTRATIVE AGENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

GENERAC ACQUISITION CORP.

By:	/s/ Aaron P. Jagdfeld
Name: Aaron P. Jagdfeld
Title: Chief Financial Officer

GPS CCMP MERGER CORP.

By:	/s/ Aaron P. Jagdfeld
Name: Aaron P. Jagdfeld
Title: Chief Financial Officer

GOLDMAN SACHS CREDIT PARTNERS L.P.
as Administrative Agent

By:	/s/ [ILLEGIBLE]
Authorized Signatory

Exhibit A

to Guarantee and Collateral Agreement

FORM OF ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the First Lien Guarantee and Collateral Agreement, dated as of November 10, 2006 (as amended, restated, supplemented, or otherwise modified from time to time, the “Collateral Agreement”), made by the Grantors and Guarantors parties thereto for the benefit of Goldman Sachs Credit Partners L.P. (“GSCP”), as administrative agent (in such capacity and together with its successors, the “Administrative Agent”); capitalized terms used but not defined herein have the meanings given such terms therein. The undersigned agrees for the benefit of the Administrative Agent and the other Secured Parties as follows:

1.             The undersigned will be bound by the terms of the Collateral Agreement applicable to issuers of Pledged Collateral and will comply with such terms insofar as such terms are applicable to the undersigned.

2.             The undersigned confirms the statements made in the Collateral Agreement with respect to the undersigned including, without limitation, in Section 4.7 and Schedules 4.7(a), 4.7(b) and 4.7(c) .

3.             The terms of Sections 6.3(c) and 6.7 of the Collateral Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Collateral Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

A-1

Exhibit B-1

to Guarantee and Collateral Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of November 10, 2006 (as amended, supplemented or otherwise modified from time to time, this “Intellectual Property Security Agreement”), is made by each of the signatories hereto (collectively, the “Grantors”) in favor of Goldman Sachs Credit Partners L.P. (“GSCP”), as administrative agent (in such capacity and together with its successors and assigns, the “Administrative Agent”), for the Secured Parties (as defined in the Collateral Agreement referred to below).

WHEREAS, GPS CCMP MERGER CORP., a Wisconsin corporation (the “Borrower”), has entered into a Credit Agreement dated as of November 10, 2006 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, GENERAC ACQUISITION CORP., a Delaware corporation (“Holdings”), the LENDERS party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”), as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), the other agents named therein and GSCP and J.P. MORGAN SECURITIES INC., as joint lead arrangers and joint bookrunners;

WHEREAS, it is a condition precedent to the obligations of the Lenders and to make their respective extensions of credit to the Borrower, and the Issuing Banks to issue their respective Letters of Credit under the Credit Agreement that the Grantors shall have executed and delivered that certain First Lien Guarantee and Collateral Agreement, dated as of November 10, 2006, to the Administrative Agent (as amended, supplemented, restated or otherwise modified from time to time, the “Collateral Agreement”) for the ratable benefit of the Secured Parties (capitalized terms used and not defined herein have the meanings given such terms in the Collateral Agreement);

WHEREAS, under the terms of the Collateral Agreement, the Grantors have granted a security interest in certain property, including, without limitation, certain Intellectual Property (as defined in the Collateral Agreement) of the Grantors to the Administrative Agent for the ratable benefit of the Secured Parties, and have agreed as a condition thereof to execute this Intellectual Property Security Agreement for recording with the United States Patent and Trademark Office, the United States Copyright Office, and other applicable Governmental Authorities;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors agree as follows:

SECTION 1. Grant of Security. Each Grantor hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in and to all of such Grantor’s right, title and interest in and to the following (the “Intellectual Property Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations (as defined in the Collateral Agreement):

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(a)           (i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, trademark and service mark registrations, and applications for trademark or service mark registrations and any new renewals thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above (collectively, the “Trademarks”);

(b)           (i) all patents, patent applications and patentable inventions, including, without limitation, each issued patent identified in Schedule 1, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto (collectively, the “Patents”);

(c)           (i) all copyrights, whether or not the underlying works of authorship have been published, including, but not limited to copyrights in software and databases all Mask Works (as defined in 17 U.S.C. 901 of the Copyright Act) and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, mask works and mask work applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the rights to print, publish and distribute any of the foregoing, (iv) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto (“Copyrights”);

(d)           (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without

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limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto (collectively, the “Trade Secrets”);

(e)           (i) all licenses or agreements, whether written or oral, providing for the grant by or to the Grantor of: (A) any right to use any Trademark or Trade Secret, (B) any right to manufacture, use, import, export, distribute, offer for sale or sell any invention covered in whole or in part by a Patent, and (C) any right under any Copyright including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright including, without limitation, any of the foregoing identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations of any of the foregoing, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto; and

(f)            any and all proceeds of the foregoing.

SECTION 2. Recordation. Each Grantor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this Intellectual Property Security Agreement.

SECTION 3. Execution in Counterparts. This Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 4. Governing Law. This Intellectual Property Security Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to conflict of laws principles thereof that would require application of laws of another state.

SECTION 5. Conflict Provision. This Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Collateral Agreement and the Credit Agreement. The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Collateral Agreement and the Credit Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Intellectual Property Security Agreement are in conflict with the Collateral Agreement or the Credit Agreement, the provisions of the Collateral Agreement or the Credit Agreement shall govern.

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IN WITNESS WHEREOF, each of undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

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Schedule l

COPYRIGHTS

PATENTS

TRADEMARKS

Exhibit B-2 to

Guarantee and Collateral Agreement

FORM OF AFTER-ACQUIRED INTELLECTUAL PROPERTY SECURITY AGREEMENT

(FIRST SUPPLEMENTAL FILING)

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (FIRST SUPPLEMENTAL FILING), dated as of November 10, 2006 (as amended, supplemented or otherwise modified from time to time, this “First Supplemental Intellectual Property Security Agreement”), is made by each of the signatories hereto (collectively, the “Grantors”) in favor of Goldman Sachs Credit Partners L.P. (“GSCP”), as administrative agent (in such capacity and together with its successors and assigns, the “Administrative Agent”), for the Secured Parties (as defined in the Collateral Agreement referred to below).

WHEREAS, GPS CCMP MERGER CORP., a Wisconsin corporation (the “Borrower”), has entered into a Credit Agreement dated as of November 10, 2006 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, GENERAC ACQUISITION CORP., a Delaware corporation (“Holdings”), the LENDERS party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”), as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), the other agents named therein and GSCP and J.P. MORGAN SECURITIES INC., as joint lead arrangers and joint bookrunners;

WHEREAS, it is a condition precedent to the obligations of the Lenders and to make their respective extensions of credit to the Borrower, and the Issuing Banks to issue their respective Letters of Credit under the Credit Agreement that the Grantors shall have executed and delivered that certain First Lien Guarantee and Collateral Agreement, dated as of November 10, 2006, to the Administrative Agent (as amended, supplemented, restated or otherwise modified from time to time, the “Collateral Agreement”) for the ratable benefit of the Secured Parties (capitalized terms used and not defined herein have the meanings given such terms in the Collateral Agreement);

WHEREAS, under the terms of the Collateral Agreement, the Grantors have granted a security interest in certain property, including, without limitation, certain Intellectual Property (as defined in the Collateral Agreement), including but not limited to After-Acquired Intellectual Property (as defined in the Collateral Agreement) of the Grantors to the Administrative Agent for the ratable benefit of the Secured Parties, and have agreed as a condition thereof to execute this First Supplemental Intellectual Property Security Agreement for recording with the United States Patent and Trademark Office, the United States Copyright Office, and other applicable Governmental Authorities;

WHEREAS, the Intellectual Property Security Agreement was recorded against certain United States Intellectual Property at [INSERT REEL/FRAME NUMBER] [IF SECOND OR LATER SUPPLEMENTAL, ADD PRIOR REEL/FRAME NUMBERS];

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors agree as follows:

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SECTION 1. Grant of Security. Each Grantor hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in and to all of such Grantor’s right, title and interest in and to the following (the “Intellectual Property Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations (as defined in the Collateral Agreement):

(a)           (i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, trademark and service mark registrations, and applications for trademark or service mark registrations and any new renewals thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above (collectively, the “Trademarks”);

(b)           (i) all patents, patent applications and patentable inventions, including, without limitation, each issued patent identified in Schedule 1, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto (collectively, the “Patents”);

(c)           (i) all copyrights, whether or not the underlying works of authorship have been published, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the Copyright Act) and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, mask works registrations and mask works applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto (“Copyrights”);

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(d)           (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto (collectively, the “Trade Secrets”);

(e)           (i) all licenses or agreements, whether written or oral, providing for the grant by or to any Grantor of: (A) any right to use any Trademark or Trade Secret, (B) any right to manufacture, use, import, export, distribute, offer for sale or sell any invention covered in whole or in part by a Patent, and (C) any right under any Copyright including, without limitation, the grant of rights to manufacture, distribute, print, publish, copy, import, export, exploit and sell materials derived from any Copyright including, without limitation, any of the foregoing identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations of any of the foregoing, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto; and

(f)            any and all proceeds of the foregoing.

SECTION 2. Recordation. Each Grantor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this First Supplemental Intellectual Property Security Agreement.

SECTION 3. Execution in Counterparts. This Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 4. Governing Law. This First Supplemental Intellectual Property Security Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to conflict of laws principles thereof that would require application of laws of another state.

SECTION 5. Conflict Provision. This First Supplemental Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Collateral Agreement and the Credit Agreement. The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Collateral Agreement and the Credit Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Intellectual

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Property Security Agreement are in conflict with the Collateral Agreement or the Credit Agreement, the provisions of the Collateral Agreement or the Credit Agreement shall govern.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

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Schedule 1

COPYRIGHTS

PATENTS

TRADEMARKS

Exhibit C to

Guarantee and Collateral Agreement

FORM OF CONTROL AGREEMENT (UNCERTIFICATED SECURITIES)

This Uncertificated Securities Control Agreement dated as of November 10, 2006 (this “Agreement”), among                          (the “Pledgor”), Goldman Sachs Credit Partners L.P., in its capacity as Collateral agent for the First Lien Obligations (as defined in the Intercreditor Agreement referenced below, including its successors and assigns from time to time, the “First Lien Collateral Agent”), and Wilmington Trust Company, in its capacity as Collateral agent for the Second Lien Obligations (as defined in the Intercreditor Agreement referenced below, including its successors and assigns from time to time, the “Second Lien Collateral Agent”), and                         , a                     corporation (the “Issuer”). Capitalized terms used but not defined herein shall have the meaning assigned in the Intercreditor Agreement dated November 10, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) among GPS CCMP MERGER CORP. (“Borrower”), and the Collateral Agents. All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

SECTION 1. Priority of Lien. Pursuant to that certain First Lien Guarantee and Collateral Agreement dated as of November 10, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien Collateral Agreement”), among the Pledgor, the other grantors party thereto and Goldman Sachs Credit Partners, L.P. (in such capacity, and together with its successors and assigns from time to time, the “First Lien Administrative Agent”), and that certain Second Lien Guarantee and Collateral Agreement dated as of November 10, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Second Lien Collateral Agreement”; and together with the First Lien Collateral Agreement, the “Security Agreements”), among the Pledgor, the other grantors party thereto and the Second Lien Collateral Agent, the Pledgor has granted a security interest in all of the Pledgor’s rights in the Pledged Shares referred to in Section 2 below to each of the First Lien Administrative Agent and the Second Lien Collateral Agent, respectively. The First Lien Administrative Agent and Second Lien Collateral Agent, the Pledgor and the Issuer are entering into this Agreement to perfect each of the First Lien Administrative Agent, and the Second Lien Collateral Agent’s security interests in such Pledged Shares. As between the First Lien Administrative Agent and the Second Lien Collateral Agent, the First Lien Administrative Agent shall have a first priority security interest in such Pledged Shares and the Second Lien Collateral Agent shall have a second priority security interest in such Pledged Shares in accordance with the Intercreditor Agreement. The Issuer hereby acknowledges that it has received notice of the security interests of the First Lien Administrative Agent and the Second Lien Collateral Agent in such Pledged Shares and hereby acknowledges and consents to such liens.

SECTION 2. Registered Ownership of Shares. The Issuer hereby confirms and agrees that as of the date hereof the Pledgor is the registered owner of

[shares][membership interests][partnership interests][other equivalents of capital stock of a corporation] of [capital stock of] the Issuer (the “Pledged Shares”) and the Issuer shall not change the registered owner of the Pledged Shares without the prior written consent of the Administrative Agents.

SECTION 3. Instructions. If at any time after the occurrence and during the continuance of an Event of Default the Issuer shall receive instructions originated by the First Lien Administrative Agent relating to the Pledged Shares, the Issuer shall comply with such instructions without further consent by the Pledgor or any other person. If at any time the Issuer shall receive instructions originated by the Second Lien Collateral Agent relating to the Pledged Shares, the Issuer shall comply with such instructions without further consent by the Pledgor or any other person; provided that, prior to receipt by the Issuer of a Notice of Termination of First Lien Obligations in the form of Exhibit A attached hereto (“Notice of Termination of First Lien Obligations”), in the event the Issuer receives conflicting instructions from the Administrative Agents, the Second Lien Administrative Agent hereby instructs the Issuer to comply with the instructions of the First Lien Administrative Agent; and provided further that the Second Lien Collateral Agent shall not give any such instructions other than in accordance with Section 3 of the Intercreditor Agreement. If the Pledgor is otherwise entitled to issue instructions and such instructions conflict with any instructions issued by the First Lien Administrative Agent or the Second Lien Collateral Agent (either with the consent of the First Lien Administrative Agent or following the receipt by Issuer or a Notice of Termination of First Lien Obligations), if applicable, the Issuer shall follow the instructions issued by the applicable Administrative Agent.

SECTION 4. Additional Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the First Lien Administrative Agent and the Second Lien Collateral Agent (in such capacity, the “Agents”) :

(a)   It has not entered into, and until the termination of this agreement will not enter into, any agreement with any other person relating the Pledged Shares pursuant to which it has agreed to comply with instructions issued by such other person.

(b)   It has not entered into, and until the termination of this agreement will not enter into, any agreement with the Pledgor or the Agents purporting to limit or condition the obligation of the Issuer to comply with instructions as set forth in Section 3 hereof.

(c)   Except for the security interests of the Agents and of the Pledgor in the Pledged Shares, the Issuer does not know of any security interest in the Pledged Shares. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Shares, the Issuer will promptly notify the Agents and the Pledgor thereof.

(d)   This Agreement is the valid and legally binding obligation of the Issuer.

SECTION 5. Choice of Law. This Agreement shall be governed by the laws of the State of New York.

SECTION 6. Conflict with Other Agreements. In the event of any conflict between this Agreement or any other agreement between the Pledgor and the Issuer (or any portion thereof) now existing or hereafter entered into, the terms of this Agreement shall prevail. As between the Agents and the Pledgor, in the event of any conflict between this Agreement and the Security Agreements, the terms of the Security Agreements shall prevail. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

SECTION 7. Voting Rights. Until such time as the Agents shall otherwise instruct the Issuer in writing, the Pledgor shall have the right to vote the Pledged Shares.

SECTION 8. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Each Agent may assign its rights hereunder only with the express written consent of the Issuer and by sending written notice of such assignment to the Pledgor.

SECTION 9. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Pledgor:	[INSERT ADDRESS]
Attention:
Telecopier:

First Lien
Administrative Agent:	Goldman Sachs Credit Partners L.P., c/o Goldman, Sachs & Co., 30 Hudson Street, 17th Floor, Jersey City, NJ 07302, Attention: SBD Operations Attention: Pedro Ramirez Telecopier: (212) 357-4597

Second Lien
Administrative Agent:	JPMorgan Chase Bank, N.A. 1111 Fannin 10th Floor Houston, Texas 77002 Attention: Bammy Adedugbe Telecopier: (713) 750-2228
]

Issuer:	[INSERT ADDRESS] Attention: Telecopier:

Any party may change its address for notices in the manner set forth above.

SECTION 10. Termination. The obligations of the Issuer to the Agents pursuant to this Agreement shall continue in effect until the security interests of both Agents in the Pledged Shares have been terminated pursuant to the terms of the Security Agreements and each Agent has notified the Issuer of such termination in writing. Each Agent agrees to provide a Notice of Termination in substantially the form of Exhibit B hereto to the Issuer upon the request of the Pledgor on or after the termination of such Agent’s security interest in the Pledged Shares pursuant to the terms of the applicable Security Agreement. The termination of this Agreement shall not terminate the Pledged Shares or alter the obligations of the Issuer to the Pledgor pursuant to any other agreement with respect to the Pledged Shares.

SECTION 11. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

[NAME OF PLEDGOR]

By:
Name:
Title:

GOLDMAN SACHS CREDIT PARTNERS L.P.
as First Lien Administrative Agent

By:
Name:
Title:

WILMINGTON TRUST COMPANY as Second Lien Collateral Agent

By:
Name:
Title

[NAME OF ISSUER]

By:
Name:
Title:

Exhibit A

To Uncertificated Securities Control Agreement

[LETTERHEAD OF GOLDMAN SACHS CREDIT PARTNERS L.P.]

NOTICE OF TERMINATION OF FIRST LIEN OBLIGATIONS

[Name of Financial Institution]

[Address]

[                                     ]

60 Wall Street

New York, New York 10005

Attention:

Re:                               Uncertificated Securities Control Agreement dated as of November 10, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among [NAME OF PLEDGOR], GOLDMAN SACHS CREDIT PARTNERS L.P., as First Lien Administrative Agent (in such capacity, the “First Lien Administrative Agent”), WILMINGTON TRUST COMPANY, as Second Lien Collateral Agent (in such capacity, the “Second Lien Collateral Agent”) and [NAME OF FINANCIAL INSTITUTION] re: Pledged Shares issued by [NAME OF ISSUER].

Ladies and Gentlemen:

You are hereby notified that there has been a Discharge of First Lien Obligations.

Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

Sincerely,

GOLDMAN SACHS CREDIT PARTNERS L.P. as First Lien Administrative Agent

By:
Name:
Title:

Cc: [PLEDGOR]

Exhibit B

To Uncertificated Securities Control Agreement

[LETTERHEAD OF FIRST/SECOND LIEN ADMINISTRATIVE AGENT]

[DATE]

[Name and Address of Issuer]

Attention:

Re: Termination of Control Agreement

You are hereby notified that the Uncertificated Securities Control Agreement between you, [the Pledgor] and the undersigned (a copy of which is attached) (the “Agreement”) is terminated and you have no further obligations to the undersigned pursuant to the Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to Pledged Shares (as defined in the Agreement) from [the Pledgor]. This notice terminates any obligations you may have to the undersigned with respect to the Pledged Shares, however nothing contained in this notice shall alter any obligations which you may otherwise owe to [the Pledgor] pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to [insert name of Pledgor].

Very truly yours,

[NAME OF FIRST/SECOND LIEN ADMINISTRATIVE/COLLATERAL AGENT] as First/Second Lien Administrative/Collateral Agent

By:
Name:
Title:

Exhibit D to

Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of November 10, 2006 made by                       , a                        (the “Additional Grantor”), in favor of Goldman Sachs Credit Partners L.P. (“GSCP”), as administrative agent (in such capacity and together with its successors in such capacity, the “Administrative Agent”) for (i) the Lenders and Issuing Banks parties to the Credit Agreement referred to below, and (ii) the other Secured Parties (as defined in the Collateral Agreement (as hereinafter defined)). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H:

WHEREAS, GPS CCMP MERGER CORP., a Wisconsin corporation (the “Borrower”), has entered into a Credit Agreement dated as of November 10, 2006 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, GENERAC ACQUISITION CORP., a Delaware corporation (“Holdings”), the LENDERS party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”), as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent the other agents named therein and GSCP and J.P. MORGAN SECURITIES INC., as joint lead arrangers and joint bookrunners;

WHEREAS, in connection with the Credit Agreement, the Borrower, Holdings and certain of its Subsidiaries (other than the Additional Grantor) have entered into the First Lien Guarantee and Collateral Agreement, dated as of November 10, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Collateral Agreement as a Grantor and a Guarantor thereunder; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Collateral Agreement as a Grantor and a Guarantor thereunder;

NOW, THEREFORE, IT IS AGREED:

1. Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Grantor and a Guarantor thereunder with the same force and effect as if originally named therein as a Grantor and a Guarantor and, without limiting the generality of the foregoing, hereby expressly (a) assumes all obligations and liabilities of a Grantor and a Guarantor thereunder; (b) guarantees the Borrower Obligations pursuant to Section 2 of the Collateral Agreement; and (c) assigns and transfers to the

D-1

Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all such Additional Grantor’s right, title and interest in and to the Collateral, wherever located and whether now owned or at any time hereafter acquired by the Additional Grantor or in which the Additional Grantor now has or at any time in the future may acquire any right, title or interest, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Additional Grantor’s Obligations. The information set forth in [Annex 1-A] hereto is hereby added to the information set forth in Schedules                               (1) to the Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE APPLICATION OF LAWS OF ANOTHER STATE.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

(1)           Refer to each Schedule which needs to be supplemented.

D-2

Schedule 4.3
Filings; Other Actions

UCC-1 Financing Statement filed with Wisconsin Department of Financial Institutions.

UCC-1 Financing Statement filed with Delaware Secretary of State.

Intellectual Property Security Agreement filed with the U.S. Patent and Trademark Office and the U.S. Copyright Office.

Delivery of possessory collateral.

Schedule 4.4
Name; Jurisdiction of Organization, etc.

Name	Jurisdiction of Organization	Organizational ID Number	Chief Executive Office
Generac Acquisition Corp.	Delaware	4240074	245 Park Avenue 16th Floor New York, NY 10167-2403

GPS CCMP Merger Corp.	Wisconsin	G038855	245 Park Avenue 16th Floor New York, NY 10167-2403

Generac Power Systems, Inc.	Wisconsin	1G04432	Hwy. 59 & Hillside Road P. O. Box 8 Waukesha, WI 53187

Schedule 4.7(a)
Investment Property

PLEDGED STOCK

Stock Owned	Percentage of Issued and Outstanding Stock
1 share of GPS CCMP Merger Corp. owned by Generac Acquisition Corp. (pre-Merger)	100%

1 share of Generac Power Systems, Inc. owned by Generac Acquisition Corp. (post-Merger)	100%

PLEDGED LLC INTERESTS

None.

PLEDGED PARTNERSHIP INTERESTS

None.

PLEDGED TRUST INTERESTS

None.

Schedule 4.7(b)
Investment Property

PLEDGED DEBT SECURITIES

None.

PLEDGED NOTES

None.

Schedule 4.7(c)
Investment Property

COMMODITIES ACCOUNTS

None.

Schedule 4.9(a)
Intellectual Property

US Trademark Registrations and Applications

Mark	Application Serial No.	Registration No.	Registration Date
CONTROL YOUR POWER, CONTROL YOUR LIFE	77017054	N/A	Filed 10/9/06

CENTURION	77012308	N/A	Filed 10/3/06

GEMINI	76184342	2640658	10/22/2002

GENERAC	74213770	1706283	8/11/1992

GENERAC	75234791	2160191	5/26/1998

GENLINK	75718232	2382826	9/5/2000

GUARDIAN	75639051	2403403	11/14/2000

GUARDIAN ELITE	77015448	N/A	Filed 10/6/06

IMPACT	75237109	2188490	9/8/1998

OHVI	75136916	2123079	12/23/1997

OHVI GENERAC INDUSTRIAL SERIES	76236272	2661922	12/17/2002

POWER MANAGER BY GENERAC POWER SYSTEMS	76146845	2676313	1/21/2003

POWERMANAGER	76284287	2676764	1/21/2003

POWER MASTER	77025989	N/A	Filed 10/20/06

PRIMEPACT	75694070	2474199	7/31/2001

QUIETPACT	75706683	2326725	3/7/2000

QUIETSOURCE	76576961	N/A	Filed 1/29/2004

QUIET TEST	77026040	N/A	Filed 10/20/06

SPECWRITER	75257005	2202567	11/10/1998

ULTRA SOURCE	76576962	3012603	11/8/2005

RAMPOWER	75268554	2269500	08/10/1999

WATCHDOG	77014536	N/A	Filed 10/5/06

WHISPER —TEST	77016886	N/A	Filed 10/9/06

X-TORQ	77028230	N/A	Filed 10/24/06

Foreign Trademark Registrations

Mark & Country	Application Serial No.	Registration No.	Registration Date
GENERAC - Brazil	819826910	819826910	10/5/1999

GENERAC - Brazil	819826928	819826918	10/5/1999

GENERAC - Canada	839,906	TMA525,879	3/28/2000

GENERAC - Chile	373,224	499,632	12/23/1997

GENERAC - China	970014363	1165144	4/7/1998

GENERAC - China		1171453	4/28/1998

GENERAC - Colombia	971,304	205,428	1/30/1998

GENERAC - Colombia	97001306	206,002	2/24/1998

GENERAC - Colombia	97 1305	255,256	10/12/1999

GENERAC - Costa Rica	115,223	110,496	12/10/1998

GENERAC - Ecuador	2652-98	2652-98	5/7/1998

GENERAC - Ecuador	2653-98	2653-98	5/7/1998

GENERAC - Ecuador		2651-98	5/7/1998

GENERAC - European Community	000476119	000476119	2/15/1999

2

Mark & Country	Application Serial No.	Registration No.	Registration Date
GENERAC - Hong Kong	199700320	199810461	1/10/1997

GENERAC - Hong Kong	199700321	199809710AA	9/21/1998

GENERAC - Indonesia	D97 14589	415247	4/20/1998

GENERAC - Indonesia	D97 14588	415246	4/20/1998

GENERAC - Korea	97-2102	413,453	7/30/1998

GENERAC - Korea	97-2103	405,039	6/17/1998

GENERAC - Mexico	290772	552,453	6/27/1997

GENERAC - Mexico	290770	552,451	6/27/1997

GENERAC - Mexico	2990771	552,452	6/27/1997

GENERAC - Puerto Rico	40,372	40,372	5/2/1997

GENERAC - Puerto Rico	40,371	40,371	5/2/1997

GENERAC - Puerto Rico	40,370	40,370	5/2/1997

GENERAC - Singapore		S/12766/96	11/26/1999

GENERAC - Singapore		T96/12765F	11/26/1996

GENERAC - Singapore	S/12764/96	T96/12764H	11/26/1996

GENERAC - Taiwan	85061804	00799577	12/16/1999

GENERAC - Taiwan	85061805	00839780	2/16/1999

GENERAC - Taiwan	85061804	00724577	Filed 12/5/1996

GENERAC - Thailand	329,244	Kor110994	3/27/2000

GENERAC - Thailand	329,245	Kor72,724	7/3/1998

GENERAC - Uruguay	292,562	292,562	10/8/1997

GENERAC - Venezuela	3364	205,407	5/8/1998

3

Mark & Country	Application Serial No.	Registration No.	Registration Date
GENERAC - Venezuela	3365	205,408	5/8/1998

GENERAC - Venezuela	3477	205,420	5/8/1998

GENERAC - Vietnam	32727	32727	2/11/1997

U.S. Patents

Patent#	Description	Issued Date
5317999	INTERNAL COMBUSTION ENGINE FOR PORTABLE POWER GENERATING EQUIPMENT	6/7/1994

5497735	INTERNAL COMBUSTION ENGINE FOR PORTABLE POWER GENERATING EQUIPMENT	3/12/1996

5537025	BATTERY CHARGER/PRE-EXCITER FOR ENGINE-DRIVEN GENERATOR	7/16/1996

5797540	METHOD OF MAKING A POWER-TRANSMITTING COUPLING	8/25/1998

5816102	ENGINE-GENERATOR SET WITH INTEGRAL GEAR REDUCTION	10/6/1998

5861604	ARC WELDER AND METHOD PROVIDING USE-ENHANCING FEATURES	1/19/1999

5899176	APPARATUS FOR REDUCING ENGINE FAN NOISE	5/4/1999

5914467	AUTOMATIC TRANSFER SWITCH WITH IMPROVED POSITIONING MECHANISM	6/22/1999

5914551	ELECTRICAL ALTERNATOR	6/22699

5943986	ENGINE HEAT EXCHANGE APPARATUS WITH SLIDE-MOUNTED FAN CARRIER ASSEMBLY	8/31/1999

6045448	POWER-TRANSMITTING DRIVE ASSEMBLY WITH IMPROVED RESILIENT DEVICES	4/4/2000

6068017	DUAL-FUEL VALVE	5/30/2000

6181028	TRANSFER MECHANISM FOR TRANSFERRING POWER BETWEEN A UTILITY SOURCE AND A STAND-BY GENERATOR	1/30/2001

6365982	APPARATUS AND METHOD FOR POSITIONING AN ENGINE THROTTLE	4/2/2002

6412478	BREATHER FOR INTERNAL COMBUSTION ENGINE	7/2/2002

4

Patent#	Description	Issued Date
6443130	FUEL DEMAND REGULATOR	9/3/2002

D471207	ENGINE COVER	3/4/2003

6552454	GENERATOR STRUCTURE INCORPORATING MULTIPLE ELECTRICAL GENERATOR SETS	4/22/2003

D479244	ENGINE COVER	9/2/2003

D479532	ENGINE COVER	9/9/2003

D479721	ENGINE COVER	9/16/2003

6630756	AIR FLOW ARRANGEMENT FOR GENERATOR ENCLOSURE	10/7/2003

6653821	SYSTEM CONTROLLER AND METHOD FOR MONITORING AND CONTROLLING A PLURALITY OF GENERATOR SETS	11/25/2003

6657416	CONTROL SYSTEM FOR STAND-BY ELECTRICAL GENERATOR	12/2/2003

6659894	VARIABLE PITCH SHEAVE ASSEMBLY FOR FAN DRIVE SYSTEM	12/9/2003

6668530	GRASS-CUTTING TRACTOR WITH IMPROVED OPERATING FEATURES	12/30/2003

6686547	RELAY FOR A TRANSFER MECHANISM WHICH TRANSFERS POWER BETWEEN A UTILITY SOURCE A STAND-BY GENERATOR	2/3/2004

6706084	DEVICE FOR DEFLECTING DEBRIS FROM LAWNMOWER AIR INTAKE	3/16/2004

6726734	DEVICE FOR DEFLECTING DEBRIS FROM LAWNMOWER AIR INTAKE	4/27/2004

6742771	FUEL MIXER FOR INTERNAL COMBUSTION ENGINE	6/1/2004

6784574	AIR FLOW ARRANGEMENT FOR A STAND-BY ELECTRIC GENERATOR	8/31/2004

6824067	METHOD OF COOLING ENGINE COOLANT FLOWING THROUGH A RADIATOR	11/30/2004

6863034	METHOD OF CONTROLLING A BI-FUEL GENERATOR SET	3/8/2005

7000575	METHOD AND APPARATUS FOR REDUCING FAN NOISE IN AN ELECTRICAL GENERATOR	2/21/2006

7111592	APPARATUS AND METHOD FOR COOLING ENGINE COOLANT FLOWING THROUGH A RADIATOR	9/29/2006

7000268	METHOD AND APPARATUS FOR REDUCING FAN NOISE IN AN ELECTRICAL GENERATOR	2/21/2006

5

Patent#	Description	Issued Date

U.S. Pending Patents

Application #	Description	Filed Date
10/653,366	Power Strip Transfer Mechanism	9/2/2003

11/033,579	Method of Exercising A Stand-By Electrical Generator	1/12/2005

11/201,989	Heat Exchanger	8/11/2005

09/881,998	Network controller for managing the supply and distribution of electrical power	06/15/2001

11/516,981	Fuel Selection Device	9/9/2006

U.S. Patents Licensed w/ Generac Portable Products Transaction

Patent#	Description	Issued Date
5376877	ENGINE-DRIVEN GENERATOR	12/27/1994

5489811	Permanent magnet alternator	2/6/1996

5831366	Permanent magnet alternator	11/3/1998

5504417	ENGINE-DRIVEN GENERATOR	4/2/1996

6

Foreign Patents

Application
# Patent #	Country / Description	Filed Date
2273152	Canada / Engine-Generator Set with Integral Gear Reduction	12/2/1997

00959268.4	Europe / Transfer Mechanism for Transferring Power Between a Utility Source and a Stand-By Generator	2/19/2002

2382273	Canada / Transfer Mechanism for Transferring Power Between a Utility Source and a Stand-By Generator	2/19/2002

2390734	Canada / Network Controller for Managing the Supply and Distribution of Electrical Power	12/15/2002

7

Schedule 4.9(c)
Intellectual Property

1.                                       Patent License Agreement with Generac Portable Products, Inc (f/k/a GPPC, Inc.) dated July 9, 1998. This agreement is now with Briggs & Stratton.

2.                                       Trademark License Agreement with Generac Portable Products, Inc (f/k/a GPPC, Inc.) dated July 9, 1998. This agreement is now with Briggs & Stratton.

3.                                       Trademark License Agreement with Carrier Corporation dated March 9, 2006.

4.                                       Supplier Buying Agreement Version 2.04 with The Home Depot covering the United States, Puerto Rico, U.S. Virgin Islands (as agreed to and amended in the Letter Agreement dated November 11, 2004).

Schedule 4.9(f)
Intellectual Property

None.

Schedule 4.10
Letters of Credit and Letters of Credit Rights

None.

Schedule 4.11
Commercial Tort Claims

None.

Schedule 8.2

Notices

Generac Acquisition Corp.

245 Park Avenue, 16th Floor
New York, New York 10167-2403